UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT

Pursuant to Section 13 or 15(D) of the Securities Exchange Act of 1934

Date of Report: (Date of earliest event reported): October 9, 2008

FORTRESS FINANCIAL GROUP, INC.
 (Exact name of registrant as specified in charter)

Wyoming
(State or other Jurisdiction of Incorporation or Organization)

000-24262 (Commission File Number)	1903 60th Place E, Suite M2240 Bradenton, Florida 34203	91-1363905 (IRS Employer Identification No.)
(Address of Principal Executive Offices and zip code)

(954) 840-6961
(Registrant's telephone
number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of registrant under any of the following provisions:

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))
 Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
 Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01	OTHER EVENTS

The Company has elected to terminate the activities of both Moneyworx, Inc. and Fortress Card Solutions, Inc. with immediate effect. Both of these companies are wholly owned by the Company.

This decision has been taken due to the Company's inability to fund these companies due to the Company's Lender deciding to withdraw funding for these Companies and the Lender has specifically refused to provide funding under any conditions for either Moneyworx, Inc. or for Fortress Card Solutions, Inc.

Due to prevailing economic conditions, it has been decided that any attempt to dispose of these companies, which are in their infancy, would be a fruitless exercise.

This has been coupled with the Company's CEO, Alan Santini's decision to resign as a Director on October 31, 2008 from the Board of Directors  of both Moneyworx, Inc. and of Fortress Card Solutions, Inc.

The Company will treating its investments in both Moneyworx, Inc. and Fortress Card Solutions, Inc. as a complete write off in its Financial Statements. Neither of these two companies have any real nor any contingent liabilities to any third party; only their loans due to the Company which they will be unable to repay.

ITEM 9.01                      FINANCIAL STATEMENTS AND EXHIBITS

(a)	Financial Statements of Business Acquired.

Not Applicable

(b)	Pro Forma Financial Information.

Not Applicable

(c)	Exhibits

None.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Fortress Financial Group, Inc.

October 9, 2008	By:	/s/ Alan Santini
Alan Santini
Chief Executive Officer

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